Exhibit 10.7

Execution Version

Delta Corp Holdings Limited

Suite 3016, The Leadenhall Building

122 Leadenhall Street

London EC3V 4AB, United Kingdom

January 4, 2024

Coffee Holding Co., Inc. 3475 Victory Boulevard Staten Island, New York 10314 Attn: Andrew Gordon, Chief Executive Officer

Re:	Merger and Share Exchange Agreement

Dear Andy:

Reference is hereby made to that certain Merger and Share Exchange Agreement, dated as of September 29, 2022 (as it may be amended, supplemented and/or restated from time to time in accordance with its terms, the “Transaction Agreement”), by and among (i) Delta Corp Holdings Limited, a company incorporated in England and Wales (together with its successors and assigns, “Delta”), (ii) Delta Corp Holdings Limited, a Cayman Islands exempted company (“Pubco”), (iii) CHC Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Pubco, (iv) Coffee Holding Co., Inc., a Nevada corporation (the “Company”), and (v) each of the holders of outstanding capital stock of Delta named on Annex I thereto. Any capitalized term used but not otherwise defined in this letter agreement (this “Letter”) shall have the meaning ascribed to such term in the Transaction Agreement.

In consideration of the premises and agreements set forth herein and in the Transaction Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the undersigned parties hereby agrees as follows:

1.	The Company hereby acknowledges, agrees to, and confirms its covenants and agreements set forth in the Transaction Agreement and agrees to perform and fulfill the Company’s obligations thereunder or relating thereto in all material respects, including, without limitation, those set forth in Section 8.5 of the Transaction Agreement.

2.	In consideration of the agreements of the Company set forth herein and in the Transaction Agreement, Delta has agreed to make a loan to the Company having an initial principal amount of US$75,000 (the “Loan”), as evidenced by that certain promissory note made by the Company in favor of Delta (the “Note”), a copy of which is annexed hereto as Exhibit A.

3.	The Company acknowledges and agrees that the Loan is being made by Delta in order to further the transactions contemplated by the Transaction Agreement and in reliance upon the Company’s commitment to use commercially reasonable efforts to comply fully with the terms of the Transaction Agreement, including, without limitation, those set forth in Section 8.5 thereof.

4.	This Letter (including the Transaction Agreement to the extent incorporated herein) and the Note constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

5.	This Letter shall be construed, interpreted and enforced in a manner consistent with the provisions of the Transaction Agreement. The provisions set forth in Sections 12.2 through 12.14 of the Transaction Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Letter as if all references to the “Agreement” in such sections were instead references to this Letter, and the references therein to the “Parties” were instead to the parties to this Letter.

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Please indicate your agreement to the foregoing by signing in the space provided below.

Delta Corp Holdings Limited

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

Accepted and agreed, effective as of the date first written above:

Coffee Holding Co., Inc.

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Chief Executive Officer

{Signature Page to Delta/Coffee Letter Agreement}

Exhibit A

Promissory Note

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Dated as of January 4, 2024

Principal Amount: $75,000	Staten Island, New York

Coffee Holding Co., Inc., a Nevada corporation (the “Maker”), promises to pay to the order of Delta Corp Holdings Limited, a company incorporated in England and Wales, or its assigns or successors in interest (the “Payee”), the principal sum of SEVENTY-FIVE THOUSAND U.S. DOLLARS ($75,000) in lawful money of the United States of America, on the terms and subject to the conditions described herein. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise agreed in writing by the Payee and the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be due and payable by the Maker on the date on which that certain Merger and Share Exchange Agreement, dated as of September 29, 2022 (as may be amended, supplemented and/or restated in accordance with its terms the “Transaction Agreement”), by and among the Payee, the Maker and the other parties named therein, is terminated in accordance with its terms (such date, the “Maturity Date”). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Transaction Agreement.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note, except as set forth in Section 5 hereof.

3. Application of Payments; Prepayment. All payments shall be applied first to payment in full of any costs and expenses incurred in the collection of any sum due under this Note, including, without limitation, reasonable attorneys’ fees; second, to the payment of any interest accrued and unpaid on this Note; and thereafter, to the unpaid principal balance of this Note. The Maker’s obligations under this Note may be prepaid, in whole or in part, by the Maker at any time, without any prepayment penalty or premium.

4. Events of Default. Each of the following shall constitute an event of default under this Note (an “Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) Business Day of the Maturity Date.

(b) Voluntary Bankruptcy, etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5. Remedies.

(a) If any Event of Default occurs, the outstanding principal amount of this Note shall bear interest at a rate of 9.0% percent from and after such Event of Default (“Default Interest”).

(b) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, the Default Interest, and other amounts owing in respect hereof or payable hereunder, shall become immediately due and payable in cash, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any documents evidencing the same to the contrary notwithstanding.

(c) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, the Default Interest, and other amounts owing in respect hereof or payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

6. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

7. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

8. Costs. The Maker hereby agree to pay all reasonable costs of collection and any other enforcement of this Note, including reasonable attorneys’ fees and reasonable expenses and court costs.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be in writing and shall be deemed to have been duly given when delivered to the address for such person specified on the signature pages hereto (i) in person, (ii) if sent by e-mail on a Business Day before 11:59 p.m. (recipient’s time), when transmitted; (iii) if sent by e-mail on a day other than a Business Day, or if sent by e-mail after 11:59 p.m. (recipient’s time), on the Business Day following the date when transmitted; (iv) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (v) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a Party as shall be specified by like notice).

10. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state or federal courts sitting in or otherwise serving New York, New York (or in any appellate courts thereof) (the “Specified Courts”). The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the Specified Courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any Specified Court and agree that service of process upon a party mailed by certified mail to such party’s address in accordance with Section 9 shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees that a final judgement in any legal suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OBLIGATIONS HEREUNDER.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee. No failure or delay by the Payee in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee and any attempted assignment without such required consent shall be void. Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Maker and the successors and assigns of the Payee. This Note is for the sole benefit of the parties and their heirs, successors and permitted assigns.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Coffee Holding Co., Inc.

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Chief Executive Officer

Address for Notices:

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, New York 10314

Attn: Andrew Gordon, Chief Executive Officer

E-mail: agordon@coffeeholding.com

Acknowledged and agreed by:

Delta Corp Holdings Limited

By:	/s/ Mudit Paliwal
Name:	Mudit Paliwal
Title:	Chief Executive Officer

Address for Notices:

Suite 3016, The Leadenhall Building

122 Leadenhall Street

London EC3V 4AB, United Kingdom

Attn: Mudit Paliwal, CEO